Exhibit 99.1

5600 Cox Road, Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Peter Habenicht
April 13, 2007	SVP – Investor Relations	VP – Corporate Communications
Phone: (804) 267-8703	Phone: (804) 267-8723
bsullivan@landam.com	phabenicht@landam.com

LANDAMERICA WRITES DOWN CUSTOMER RELATIONSHIP INTANGIBLE TO REFLECT TAX AND FLOOD SERVICING LOSS Reinforces Initiatives to Improve Return on Equity

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces a non-cash write down of its customer relationship intangible asset of approximately $21 million, or $13 million after taxes, in the Lender Services segment. One of LandAmerica’s tax and flood processing customers, Freemont General Corporation, has announced its receipt of a cease and desist order from the Federal Deposit Insurance Corporation relating to lending practices in its mortgage origination business.

As a result of the probable loss of business from this customer, LandAmerica determined this is a resulting impairment of its customer relationship intangible asset related to the October 2003 acquisition of LandAmerica Tax and Flood Services, Inc., formerly known as LERETA Corp. In accordance with Generally Accepted Accounting Principles (GAAP), management conducted an impairment test of the customer relationship intangible asset of LandAmerica Tax and Flood Services, Inc.

Additionally, management conducted an impairment test of the Lender Services segment’s goodwill balance in accordance with GAAP before its annual testing date of October 1, 2007, as the loss of business was deemed to be an indicator of potential impairment. Although procedures related to the review of the intangible asset and the goodwill balance have not been completed, on April 10, 2007, management determined it was probable that LandAmerica Tax and Flood Services, Inc.’s customer relationship intangible asset was impaired by approximately $21 million. The impairment charge will be reflected in LandAmerica’s results of operations for the three months ended March 31, 2007, scheduled for release on April 24, 2007, and management does not expect the impairment charge to result in any future cash expenditures. In addition, management has initially concluded that the Lender Services segment’s goodwill balance is not impaired. The goodwill balance related to the Lender Services segment as of December 31, 2006 was $297 million. The intangible assets related to the Lender Services segment after the write down are expected to be approximately $29 million, with approximately $7 million relating to LandAmerica Tax and Flood Services, Inc.

“We were disappointed with this development in our Lender Services business,” said Chairman and Chief Executive Officer Theodore L. Chandler, Jr. “We remain focused on initiatives to improve return on equity even if the real estate environment does not improve.”

As previously reported, steps were taken in 2006 to improve return on equity. These actions included reducing headcount, redomesticating LandAmerica’s primary insurance subsidiaries to Nebraska to provide additional cash dividend capacity in 2007 and 2008, and implementing technology initiatives, including Project Fusion, the company-wide initiative to reduce the complexity and costs of over 300 operating systems to a substantially reduced number of applications when completely phased in by end of year 2008. Management currently expects that the technology initiatives will generate annual cost savings of approximately $35 million beginning in 2009. Additionally, headcount declined by approximately 500 full time employees (FTEs) in fourth quarter 2006. Each FTE reduction generates average annual cost savings of approximately $55,000.

During first quarter 2007, LandAmerica repurchased approximately 569,000 shares of common stock for $39.9 million, at an average cost of $70.18 per share. This completes the repurchase of 1.25 million shares under the 2005 authorized program. As previously reported, in February 2007 the Board of Directors approved a repurchase program expiring in October 2008 that authorizes LandAmerica to repurchase an additional 1.5 million shares of its common stock upon completion of the 2005 program.

The portion of LandAmerica’s future available capital that will be devoted to the repurchase of shares of LandAmerica’s common stock cannot be determined at this time because some key elements of the formula for determining future available capital, including LandAmerica’s 2007 underlying statutory earnings, the after-tax impact related to those earnings and overall market conditions, are unknown. As a result, LandAmerica is unable to furnish an estimate of the impact of share repurchases on return on equity for future periods.

LandAmerica’s long-term goal is to achieve an average 15% return on equity during the full real estate cycle. Absent unusual circumstances, LandAmerica expects return on equity at the low end of the cycle to be in the 10% range and at the high end of the cycle to be in the 20% range.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with over 1,000 offices and a network of more than 10,000 active agents. LandAmerica serves residential, commercial, and lender customers throughout the United States, Mexico, Canada, the Caribbean, Latin America, Europe, and Asia.  A Fortune 500 company, LandAmerica is recognized on Fortune's 2007 list of America's most admired companies.

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) changes to the participants in the secondary mortgage market could affect the demand for title insurance products; (iii) the Company is subject to government regulation; (iv) heightened regulatory scrutiny of the Company and the title insurance industry, including pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (v) the Company may not be able to fuel its growth through acquisitions; (vi) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vii) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (viii) competition in the Company’s industry affects its revenue; (ix) significant industry changes and new product and service introductions require timely and cost-effective responses; (x) the Company’s litigation risks include substantial claims by large classes of claimants; (xi) key accounting and essential product delivery systems are concentrated in a few locations; (xii) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xiii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; (xiv) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition; and (xv) the Company’s claims experience may require it to increase its provision for title losses or to record additional reserves, either of which may adversely affect its earnings.  For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission.  This press release speaks only as of its date, and the Company disclaims any duty to update the information herein or to respond to or update reports by third parties regarding the Company.

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